REPORT OF INDEPENDENT ACCOUNTANTS
            ON SUPPLEMENTAL FINANCIAL STATEMENT SCHEDULE

To the Board of Directors of
The Interpublic Group of Companies, Inc.

Our audits of the supplemental consolidated financial statements referred to in our report dated February 20, 1998 except for Note 16 which is as of April 16, 1998, which appears in this Current Report on Form 8-K also included an audit of the Supplemental Financial Statement Schedule listed in Item 7 of this Form 8-K. In our opinion, this Supplemental Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related supplemental consolidated financial statements.


/s/ By: PRICE WATERHOUSE LLP
        Price Waterhouse LLP
New York, New York
February 20, 1998 except
for Note 16 which is as of
April 16, 1998


                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of The Interpublic Group of Companies, Inc. (the "Company"), of our reports dated February 20, 1998, except for Note 16 which is as of April 16, 1998, which appear in this Current Report on Form 8-K: Registration Statements No. 2-79071; No. 2-43811; No. 2-56269; No. 2-61346; No. 2-64338; No. 2-
67560; No. 2-72093; No. 2-88165; No. 2-90878; No. 2-97440 and No. 33-
28143, relating variously to the Stock Option Plan (1971), the Stock Option Plan (1981), the Stock Option Plan (1988) and the Achievement Stock Award Plan of the Company; Registration Statements No. 2-53544; No. 2-91564; No. 2-98324; No. 33-22008; No. 33-64062 and No.
33-61371, relating variously to the Employee Stock Purchase Plan
(1975), the Employee Stock Purchase Plan (1985) and the Employee Stock Purchase Plan of the Company (1995); Registration Statements No. 33-20291 and No. 33-2830 relating to the Management Incentive Compensation Plan of the Company; Registration Statements No. 33-5352; No. 33-21605; No. 333-4747 and No. 333-23603 relating to the
1986 Stock Incentive Plan, the 1986 United Kingdom Stock Option Plan and the 1996 Stock Incentive Plan, of the Company; Registration Statements No. 33-10087 and No. 33-25555 relating to the Long-Term Performance Incentive Plan of the Company; Registration Statement
No. 333-28029 relating to The Interpublic Outside Directors' Stock Incentive Plan of the Company; and Registration Statement No. 33-42675 relating to the 1997 Performance Incentive Plan of the Company. We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 333-42243 and No. 333-45569) of The Interpublic Group of Companies, Inc. of our reports dated February 20, 1998, except for Note 16 which is as of April 16, 1998, which appear in this Current Report on Form 8-K.



/s/ BY: PRICEWATERHOUSECOOPERS LLP
        PricewaterhouseCoopers LLP
New York, New York
July 1, 1998
                                 F-2
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